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                                  EXHIBIT 23.1
                             CONSENT OF INDEPENDENT
                          CERTIFIED PUBLIC ACCOUNTANTS

Kramont Realty Trust

We hereby consent to the incorporation by reference in Registration No. 333-85424 of Kramont Realty Trust on Form S-3 and Registration No. 333-39734 of Kramont Realty Trust on Form S-8, of our report dated February 14, 2003, relating to the consolidated financial statements and schedules of Kramont Realty Trust included in the Company's Annual Report on Form 10-K for the year ended December 31, 2002.


BDO SEIDMAN, LLP

New York, New York
March 17, 2003